                                                                EXHIBIT 10(HH)



                          INFORMATION RESOURCES, INC.

                              AMENDED AND RESTATED

                    401(k) RETIREMENT SAVINGS PLAN AND TRUST

                               TABLE OF CONTENTS


Article Heading                                                        Page
---------------                                                        ----


I.      DEFINITIONS ..................................................   1

II.     SERVICE ......................................................   6

III.    ELIGIBILITY FOR PARTICIPATION ................................   8

IV.     CONTRIBUTIONS AND FORFEITURES ................................   9

V.      MAXIMUM ANNUAL ADDITIONS .....................................  17

VI.     MAINTENANCE OF PARTICIPANTS' ACCOUNTS ........................  18

VII.    VESTED INTERESTS .............................................  21

VIII.   DISTRIBUTION OF BENEFITS .....................................  23

IX.     INVESTMENT DISCRETION ........................................  26

X.      ADMINISTRATION ...............................................  28

XI.     AMENDMENTS AND DISCONTINUANCE ................................  31

XII.    TOP-HEAVY PROVISIONS .........................................  33

XIII.   TRUST PROVISIONS .............................................  35

XIV.    ADOPTION BY SUBSIDIARIES AND AFFILIATES ......................  44

XV.     LOANS TO PARTICIPANTS ........................................  45

XVI.    MISCELLANEOUS ................................................  47

                          INFORMATION RESOURCES, INC.
                              AMENDED AND RESTATED
                    401(k) RETIREMENT SAVINGS PLAN AND TRUST


         This amended and restated agreement (the "Amended and Restated Plan and Trust") is made this _____ day of ___________________, 1995 by and between Information Resources, Inc. (hereinafter referred to as "Company") and the Trustees of the Information Resources, Inc. 401(k) Retirement Savings Plan and Trust.

                                  WITNESSETH:

         WHEREAS, the Company established a 401(k) Retirement Savings Plan and Trust which became effective August 1, 1989 (the "Plan and Trust");

         WHEREAS, the Plan and Trust is for the benefit of eligible employees of the Company;

         WHEREAS, the Plan and Trust is intended to be qualified under Section 401 et. seq. of the IRS Code of 1986, as amended (the "Code") and to be a tax exempt trust under Section 501 of the Code;

         WHEREAS, the Executive Committee of the Board of Directors of the Company has, since the effective date of the Plan and Trust, adopted various amendments to the Plan and Trust;

         WHEREAS, the Executive Committee of the Board of Directors of the Company has determined it to be in the best interests of the Company to now incorporate all previous amendments to the Plan and Trust into one restated document;

         NOW, THEREFORE, BE IT RESOLVED, that the Plan and Trust is hereby amended and restated, such amended and restated Plan and Trust to be known as the "Information Resources, Inc. Amended and Restated 401(k) Retirement Savings Plan and Trust".

                          INFORMATION RESOURCES, INC.
                              AMENDED AND RESTATED
                    401(k) RETIREMENT SAVINGS PLAN AND TRUST

                                   ARTICLE I

                                  DEFINITIONS


As used in this Amended and Restated Plan and Trust, the following terms shall have the meaning hereinafter set forth unless the context shall clearly indicate otherwise.

         1.1 "ACCRUED BENEFIT" as of any date shall mean the combined balances of a Participant's 401(k) Account, Company Matching Contribution Account, and Rollover Contribution Account.

         1.2 "ANNUAL ADDITIONS" to a Participant's accounts for any Plan Year shall mean the sum of the Company's contributions to the Participant's 401(k) Account and Matching Contribution Account for the Plan Year under consideration, including the Participant's share, if any, of forfeitures in accordance with Section 415(c)(2) of the Code.

         1.3 "AUTHORIZED LEAVE OF ABSENCE" shall mean, as to any Employee, an absence authorized by the Company for nonworking time by reason of layoff, pregnancy, jury duty, illness, temporary disability, or military service. In granting such Authorized Leaves of Absence, the Company shall treat similarly situated Employees uniformly.

         1.4 "BENEFICIARY" shall mean any person or persons designated by a Participant in accordance with Section 8.6 to receive any death benefits that may be payable under the Plan. Wherever the rights of Participants are stated or limited herein, their Beneficiaries shall be deemed bound thereby.

         1.5 "BOARD OF DIRECTORS" shall mean the Board of Directors of Information Resources, Inc.

         1.6 "CODE" shall mean the Internal Revenue Code of 1986, as amended from time-to-time.

         1.7 "COMMITTEE" shall mean the individuals designated by the Board of Directors pursuant to Article X to administer the Plan.

         1.8 "COMPANY" shall mean Information Resources, Inc. and each affiliate or subsidiary of the Company which adopts this Plan with the consent of the Board of Directors in accordance with the provisions of Article XIV.

         1.9 "COMPENSATION" shall mean an Employee's total cash compensation, including overtime pay and bonuses, but excluding (a) any Compensation in excess of $150,000 or such higher amount which may from time to time be prescribed in accordance with regulations issued by the Secretary of the Treasury or his delegate in accordance with Section 401(a)(17) of the Code and subject to the provisions of Article IV below, and (b) any Compensation due to a Company contribution for life insurance, medical insurance, or disability insurance. If a Participant enters into a Salary Reduction Agreement (as defined in Section 4.2) with the Company for a given Plan Year, his compensation for such Plan Year for all purposes of this Plan except Sections 4.2, 4.4, and 12.3 shall be equal to his compensation after application of the Salary Reduction Agreement. For purposes of Sections 4.2, 4.4, and 12.3, Compensation shall be determined without application of any Salary Reduction Agreement.

         1.10 "DATE OF TERMINATION" shall mean the earlier of the following dates:

                 (a) the date an Employee quits, is discharged, retires for reasons other than disability, or dies;

                 (b) the date which is the first anniversary of the date of an Employee is laid off or commences an Authorized Leave of Absence, excluding Military Leave of Absence, if such Employee has not returned to the active employ of the Company by such anniversary; or

                 (c) the date which is the ninety-first (91st) day following the date an Employee separates from military service, if such Employee was on a Military Leave of Absence, and such Employee has not returned to the active employ of the Company by such date.

         1.11 "DETERMINATION DATE" means, with respect to any Plan Year, the last day of the preceding Plan Year. For the short Plan Year beginning August 1, 1989 and ending December 31, 1989, the Determination Date shall be the last day of such Plan Year.

         1.12 "DISABLED" or "DISABILITY" shall mean a physical or mental condition which qualifies an Employee for disability benefits under the Company's disability plan. Retirement due to Disability shall be granted on a uniform basis for all Participants in similar circumstances.

         1.13 "EARLY RETIREMENT DATE" shall mean, as applicable, the date an Employee retires from the active employ of the Company on or after attaining age fifty-five (55) and receiving credit for at least seven (7) years of Vesting Service, or the date that an Employee who has satisfied such seven (7) year Vesting Service requirement before separating from service with the Company (with a nonforfeitable right to an accrued benefit), but who separated from service prior to reaching such age requirement, attains age fifty-five (55).

         1.14    "EFFECTIVE DATE" shall mean August 1, 1989.

         1.15 AN "EMPLOYEE" shall mean any individual currently in the employ of the Company, including Leased Employees, but excluding any director of such Company who is not in the employ of the Company.

         1.16 "ERISA" shall mean the Employee Retirement Income Security Act of 1974 as amended from time-to-time.

         1.17 "FORMER PARTICIPANT" shall mean a former Employee or Beneficiary who is entitled to receive, is receiving, or has received distributions provided herein.

         1.18 "FUND" shall mean all monies as from time-to-time held by the Trustees.

         1.19 "401(K) ACCOUNT" shall mean an account established by the Company for each Participant to hold the Company's 401(k) Contributions made hereunder on behalf of such Participant and a proportionate share of the net earnings for each Plan Year. The maintenance of separate 401(k) Accounts shall be primarily for accounting purposes and shall not restrict Fund investments.

         1.20 "401(K) CONTRIBUTION" shall mean contributions made by the Company to the Plan on behalf of a Participant under the terms of a Salary Reduction Agreement (as defined in Section 4.2) entered into between the Company and the Plan and the Participant.

         1.21 "HIGHLY COMPENSATED EMPLOYEE" means any Employee or former Employee who, at any time during the Plan Year or the preceding Plan Year, is a Highly Compensated Employee as defined in Code Section 414(q) and the implementing regulations thereunder, as amended from time to time.

         1.22 "HOUR OF SERVICE" shall mean and be determined on the following basis for all Employees:

                 (a) each hour for which he is either directly or indirectly paid or entitled to payment by the Company or an Affiliated Company for the performance of duties (these hours shall be credited to the period in which the duties are performed); excluding, payments on account of a period during which no duties are performed if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, or unemployment compensation or disability insurance laws;

                 (b) each hour for which he is directly or indirectly paid, or entitled to payment, by the Company or an Affiliated Company for reasons (such as vacation, holiday, jury duty, sickness, or disability, layoff, military duty or leave of absence) other than for the performance of duties (these hours shall be credited to the computation period or periods as determined under the rules set forth in 29 Code of Federal Regulations
                          Section 2530.200b-2(c)(2)); and

                 (c) each hour for which back pay, irrespective of mitigation of damages, has been awarded to the Employee or Participant or agreed to by the Company or an Affiliated Company, except that hours under this paragraph 1.22(c) shall not duplicate hours under paragraph 1.22(a) and (b) (these hours shall be credited for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement, or payment was made).

         No more than 501 hours of service shall be credited under subparagraph 1.22(b) to an Employee or Participant on account of any single continuous period during which he performs no duties (whether or not such period occurs in a single computation period) unless the Committee establishes uniform, nondiscriminating rules which provides to the contrary. An Employee or Participant who is on leave due to military duty shall be created as required by Federal law, provided the Participant returns to an Affiliated Company within the time provided under Federal and State laws following eligibility for discharge, at a rate of 8 hours a day, 40 hours a week during such period of time.

         In case of payment which is made or due on account of a period during which an Employee performs no duties, and which results in the crediting of Hours of Service under paragraph 1.22(c), or in the case of an award or agreement is made with respect to a period described in paragraph 1.22(b), the number of Hours of Service to be credited shall be determined on the basis of the rules set forth in 29 Code of Federal Regulations Section 2530.200b-2(b).

         1.23 "KEY EMPLOYEE" means any Participant or Former Participant in the Plan who, at any time during the Plan Year or any of the preceding four (4) Plan Years, is a Key Employee as defined in Code Section 416(i)(l). Upon the death of a Key Employee, the Key Employee's Beneficiary shall be considered a Key Employee.

         1.24 "LEASED EMPLOYEE" shall mean any individual who is not an Employee of the Company and who provides services for the Company if

                 (a) such services are provided pursuant to an agreement between the Company and any other person;

                 (b) such individual has performed such services for the Company (or a related person within the meaning of Section 144(a)(3) of the Code) on a substantially full-time basis for a period of at least one (1) year; and

                 (c) such services are of a type historically performed by employees in the business field of the Company.

         1.25    "LIMITATION YEAR" shall mean the Plan Year.

         1.25.1 "LOAN ADMINISTRATOR" shall mean the individual designated by the Committee to administer the Plan's loan program described in Article XV. If at any time and for any reason there ceases to be a Loan Administrator, the term Loan Administrator shall mean the Committee until such time as a new Loan Administrator is appointed.

         1.26 "MATCHING CONTRIBUTION ACCOUNT" shall mean an account established by the Company for each Participant to hold the Participant's share of the Company Matching Contribution for each Plan Year, if any, and a proportionate share of the net earnings for each Plan Year. The maintenance of separate Matching Contribution Accounts shall be primarily for accounting purposes and shall not restrict Fund investments.

         1.27 "MILITARY LEAVE OF ABSENCE" shall mean a leave of absence granted automatically for any period of military service in which an individual s employment rights are protected by any law of the United States governing military service, provided such individual returns to the service of the Company within such individual returns to the service of the Company within ninety (90) days of his separation from such military service.

         1.28 "NON-HIGHLY COMPENSATED EMPLOYEE" shall mean an Employee who is not a Highly Compensated Employee.

         1.29    "NON-KEY EMPLOYEE" shall mean an Employee who is not a Key
Employee.

         1.30 "NORMAL RETIREMENT DATE" shall mean the Participant's sixty-fifth (65th) birthday.

         1.31. "PARTICIPANT" shall mean an Employee of the Company who becomes a Participant as provided in Article III. Once a Participant becomes eligible for participation in the Plan, he shall continue to be a Participant under the Plan until the date he terminates his employment with the Company.

         1.32. "PLAN" shall mean the Information Resources, Inc. Amended and Restated 401(k) Retirement Savings Plan as set forth herein or as amended from time-to-time.

         1.33    "PLAN ADMINISTRATOR" shall mean the Company.

         1.34 "PLAN YEAR" shall initially mean the five-month period beginning August 1, 1989 and ending December 31, 1989 and thereafter shall mean the twelve-month period commencing on a January 1 and ending on the following December 31.

         1.35 "RETIREMENT DATE" shall mean a Participant's date of retirement on or after his

Normal Retirement Date, Early Retirement Date, or retirement due to Disability, whichever is applicable.

         1.36 "ROLLOVER CONTRIBUTION ACCOUNT" shall mean an account established by the Company for each Participant to hold any rollover contributions made to the Plan by or on behalf of the Participant pursuant to
Section 6.3, and a proportionate share of net earnings for each Plan Year. The maintenance of separate Rollover Contribution Accounts shall primarily be for accounting purposes and shall not restrict Fund investments.

         1.37 "TOP-HEAVY PLAN" means a defined contribution plan where, as of a Determination Date, the aggregate of the accounts of Key Employees under the plan is greater than sixty percent (60%) of the aggregate of the accounts of all Employees under such plan. The calculation of the aggregate of Employees accounts for both Key and Non-Key Employees shall exclude amounts attributable to (a) deductible Employee contributions (in accordance with Treasury Department regulations Section 1.416-1, T-28 and its successor provisions), and (b) rollover contributions from a plan of an unrelated employer accepted by the Plan. Aggregate values of Employee's accounts shall include any distributions made within the Plan Year that includes the Determination Date, as well as within the four preceding Plan Years, but exclude the accounts of any Participant or Former Participant who has not rendered any service for the Employer during any of the five (5) Plan Years ending on the Determination Date.

         1.38 "TRUST" shall mean the Information Resources, Inc. Amended and Restated 401(k) Retirement Savings Trust as set forth herein or as amended from time-to-time.

         1.39 "TRUSTEES" shall mean the individual, individuals or corporation designated by the Board of Directors to hold and administer the Fund, and any successor trustees appointed in accordance with the terms of the Trust in Article XIII.

         1.40 "VALUATION DATE" shall mean June 30 and December 31 of each Plan Year and at the discretion of the Company, but applied consistently, may be any other additional dates selected by the Company.

                                   ARTICLE II

                                    SERVICE

         2.1 ONE-YEAR BREAK IN SERVICE. An Employee shall suffer a One-year Break in Service during any Plan Year in which the Employee does not complete more than 500 Hours of Service.

         Notwithstanding anything contained in this Section 2.1 to the contrary, a Participant shall, solely for purposes of avoiding a One-Year Break in Service, be credited with up to 501 Hours of Service as if the Participant remained in the active employ of the Company during an

Authorized Leave of Absence of up to one (1) year for reasons of (a) the pregnancy of the Employee, (b) the birth of a child to the Employee or the Employee's spouse, (c) the placement of a child with the Employee, or (d) caring for a child immediately following birth or placement in connection with adoption. Hours shall be credited at the rate of eight (8) hours per working day and shall be credited solely in the Plan Year in which the leave commenced if required to avoid a One-year Break in Service in that Plan Year or otherwise in the Plan Year in which the one (1) year leave ended.

         2.2 PARTICIPATION SERVICE. Participation Service shall mean employment for which an Employee receives credit for purposes of determining his eligibility for participation in the Plan. One year of Participation Service shall be granted if, during the initial twelve-month period commencing with an Employee's date of employment, he is credited with at least one thousand (1,000) Hours of Service. If an Employee is not credited with at least one thousand (1,000) Hours of Service during this initial twelve-month period, one year of Participation Service shall be granted for the first Plan Year, commencing with the Plan Year immediately following an Employee's date of hire, during which the Employee is credited with at least one thousand (1,000) Hours of Service. Thirty days of Participation Service shall be granted for the first calendar month that an employee is credited with at least eighty-three (83) Hours of Service.

         For purposes hereunder, employment with any corporation, trade, or business which is a member of a controlled group of corporations or under common control (as defined in Section 1563(a) and Section 414 of the Internal Revenue
Code), or is a member of an affiliated service group (as defined in Section 414(m) of the Internal Revenue Code) and any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Internal Revenue Code shall be recognized.

         In case of subsidiaries or affiliates which adopt this Plan in accordance with Section 1.8, the Board of Directors of Information Resources, Inc., in its sole discretion, at the time of adoption by the subsidiary or affiliate, shall determine the date from which Participation Service is to be credited.

         2.3 VESTING SERVICE. Vesting Service shall mean employment for which an Employee receives credit for purposes of determining his eligibility to receive early retirement or vested benefits hereunder. An Employee shall receive one year of Vesting Service for each calendar year in which he is credited with 1,000 or more Hours of Service. Notwithstanding the above, no Vesting Service shall be credited for calendar years prior to 1984.

         In the event an Employee suffers a One-Year Break in Service prior to having a nonforfeitable interest in his Matching Contribution Account, as determined in accordance with the provisions of Section 7.2, his Vesting Service shall be forfeited if the Employee suffers the greater of (a) five (5) consecutive One-Year Breaks in Service and (b) the number of consecutive One-Year Breaks in Service if equal to or in excess of his Vesting Service.

         For purposes hereunder, employment with any corporation, trade, or business which is a member of a controlled group of corporations or under common control (as defined in Section 1563(a) and Section 414 of the Code), or is a member of an affiliated service group (as defined in Section 414(m) of the Code) shall be recognized.

         In the case of subsidiaries or affiliates which adopt this Plan in accordance with Article XIV, the Board of Directors of the Company, in its sole discretion, shall determine the date from which Vesting Service is to be credited.

         2.4 PREDECESSOR COMPANY SERVICE. Notwithstanding anything herein to the contrary, an Employee who was an employee of a predecessor company shall receive credit for employment and Vesting Service hereunder for his service with the predecessor company, provided, however, that where this Plan is not an amendment, restatement or continuation of the plan of the predecessor company, service credit may be limited to the extent permitted under regulations to
Section 414 of the Code.

                                  ARTICLE III

                         ELIGIBILITY FOR PARTICIPATION

         3.1     ELIGIBILITY.

                 (a) Employees of the Company on August 1, 1989 who have attained age twenty-one (21) and have completed one year of Participation Service shall become Participants on August 1, 1989. Except as provided in subsection (b), all other Employees shall become Participants on the January 1 or July 1 coincident with or immediately following the date the Employee attains age twenty-one (21) and completes One Year of the Participation Service (as provided in Section 2.2 hereof), provided the Employee remains in the employ of the Company on such January 1 or July 1.

                 (b) Beginning October 1, 1995, a Full-Time Employee of the Company who has attained age twenty-one (21) and has completed thirty (30) days of Participation Service shall become a Participant on the first day of that quarter of a Plan Year that begins on or after the later of (1) the date on which the Full- Time Employee attained age twenty-one (21) and (2) the date on which the Full-Time Employee completed thirty (30) days of Participation Service, provided that the Employee remains in the employ of the Company as a Full-Time Employee on such first day of such first quarter. For purposes of this Section 3.1, a Full-Time Employee is an Employee that is treated by the Company as working for the Company at least 40 hours per week.

         3.2 PARTICIPATION UPON REEMPLOYMENT. In the event a Participant terminates his Employment and is subsequently reemployed as an Employee, he shall resume participation as of his date of reemployment.


                                   ARTICLE IV

                         CONTRIBUTIONS AND FORFEITURES

         4.1 401(K) CONTRIBUTION. For each Plan year, the Company shall contribute to the Plan an amount equal to the total amount of contributions which the Company has agreed to make pursuant to Salary Reduction Agreements, subject to the limitations in Article V.

         4.2 SALARY REDUCTION AGREEMENT. Subject to the provisions stated herein, a Participant may enter into a written Salary Reduction Agreement with the Company. The terms of such Agreement shall provide that the Participant agrees to accept a reduction in Compensation from the Company based on multiples of one percent (1%) of his Compensation per payroll period in an amount which is at least two percent (2%) and does not exceed ten percent (10%). For the short Plan Year beginning August 1, 1989 and ending December 31, 1989, the reduction in Compensation per payroll period can not exceed twenty percent (20%). This reduction in compensation shall not exceed $7,000 or such higher amount which may from time-to-time be prescribed in accordance with regulations issued by the Secretary of the Treasury or his delegate. In consideration of such Agreement, the Company shall make a 401(k) Contribution to the Participant's 401(k) Account on behalf of such Participant for such Plan Year in an amount equal to the total amount by which the Participant's Compensation was reduced during the Plan Year. The Salary Reduction Agreement and other such forms as may be required hereunder shall be filed at the time and in the manner specified by the Committee.

         The Committee shall be the agent of the Company for the purpose of executing, amending or revoking Salary Reduction Agreements, and for giving or receiving notices as provided herein. All Salary Reduction Agreements shall be governed by the following:

                 (a) A Salary Reduction Agreement shall apply to each payroll period during which it is on file with the Committee until terminated, amended, or revoked as provided herein. With the exception of the 1989 Plan Year, each future Salary Reduction Agreement shall be deemed to be renewed on each January 1 unless the Company or Participant shall give not less than thirty
                          (30) days advance written notice of termination.

                 (b) Salary Reduction Agreements shall initially take effect as of August 1, 1989, or any subsequent January 1 on which an Employee becomes a Participant hereunder. Thereafter, any Salary Reduction Agreement or an amendment thereto shall be effective as of the first day of the payroll period immediately following the January 1 or July 1 which is on or after the thirtieth (30) day after the Salary Reduction Agreement or amendment thereto is executed by the Participant and filed with the Committee.

                 (c) The Company may amend or revoke its Salary Reduction Agreement with any Participant at any time if the Company determines that such revocation or amendment is necessary to insure that a Participant s Annual Additions for any Plan Year will not exceed the limitations of Article V or to insure that the discrimination tests of Section 401(k) of the Code are met for such Plan Year, provided that no such amendment shall increase the salary reduction percentage specified in a Participant's Salary Reduction Agreement. Any such amendment or revocation shall be done in a manner which shall not discriminate in favor of officers, shareholders, directors or other highly compensated Participants.

                 (d) A Participant may suspend 401(k) Contributions to the Plan upon thirty (30) days written notice. A Participant who suspends 401(k) Contributions shall not be eligible to resume 401(k) Contributions until the January 1 or July 1 at least six months after suspension.

                 (e) The Committee may make such reasonable rules as it shall deem desirable to reduce undue clerical and administrative time and expense in connection with filing or amending Salary Reduction Agreements.

                 (f) The Plan is to be interpreted and applied in a manner that satisfies the requirements of Section 401(k) of the Code, including section 401(k)(3) thereof, and the regulations promulgated thereunder, as amended from time to time, and all provisions of the Plan shall be construed and applied in accordance with such requirements. In the event the Plan shall fail in the Committee's reasonable judgment to meet the nondiscrimination tests for 401(k) Contributions of
                          Section 401(k) of the Code for any Plan Year, the Committee may, during the 2 1/2 month period following the close of the Plan Year, return all or any portion of such salary reduction amounts (including income allocable thereto for the Plan Year) to the Highly Compensated Employees, in accordance with the nondiscrimination test and corrective provisions of
                          Section 401(k) and the regulations promulgated thereunder, as amended form time to time, including but not limited to Treasury Regulations Sections 1.401(k)-1(g)(1)(ii), 1.401(k)-1(f)(2),
                          1.401(k)-1(f)(5)(i) and 1.401(k)-1(f)(5)(ii).  The
                          amounts returned to the Highly Compensated Employees shall be deemed Compensation to them in the year to which the deferral applied, and the Salary Reduction Agreements of all affected Highly Compensated Employees shall be deemed retroactively amended as provided in subsection (c) hereinabove.

                          For purposes of this subsection (f), in order to meet the nondiscrimination tests for 401(k) Contributions, one of the following tests must be satisfied:

                          (i) The average percentage of compensation contributed by the Company to the Plan attributable to 401(k) Contributions on behalf of the eligible Highly Compensated Employees may not exceed one hundred twenty-five percentage (125%) of the average percentage of compensation contributed by the Company to the Plan attributable to 401(k) Contributions on behalf of the eligible Non-Highly Compensated Employees.

                          (ii) The average percentage of compensation contributed by the Company to the Plan attributable to 401(k) Contributions on behalf of the Highly Compensated Employees may not exceed the average percentage of compensation contributed by the Company to the Plan attributable to 401(k) Contributions on behalf of the eligible Non-Highly Compensated Employees, plus two percent (2%), up to a maximum of two hundred percent (200%) of such average percentage on behalf of the eligible Non-Highly Compensated Employees.

                          For purposes of the foregoing tests, and in accordance with Code Sections 401(k)(9) and 414(s), "compensation" shall be defined in accordance with Code Sections 401(k)(9) and 414(s) and the regulations promulgated thereunder, specifically including Treasury Regulations Section 1.414(s)-1, as the same may be amended from time to time.

                 (g) In the event the Company's tax deduction shall be denied for any 401(k) Contribution, then all Salary Reduction Agreements shall be deemed retroactively amended pursuant to subsection (c) above, and upon the Company's recovery of the amount disallowed (as provided in Section 4.8), the amount so recovered shall be allocated among Participants in accordance with such amended Salary Reduction Agreements and paid to such Participants as Compensation.

                 (h) In the event the 401(k) Contribution made on behalf of a Participant for any Plan Year shall exceed $7,000 (or such higher amount as may be prescribed in accordance with Code Section 402(g) and regulations promulgated thereunder), the Committee may, no later than April 15 after the close of the applicable Plan Year, return the amount of the excess. Such amounts returned to the affected Participants shall be deemed Compensation to the Participants in the year to which the deferral applied, and the Salary Reduction Agreements of all affected Participants shall be deemed retroactively amended.

         4.3 AFTER-TAX EMPLOYEE CONTRIBUTIONS. No after-tax employee contributions are required or permitted under the terms of this Plan.

         4.4 MATCHING CONTRIBUTIONS. For each Plan Year, the Company shall have the options, in its sole discretion, to make a Matching Contribution to the Plan. Such contribution, if any, shall be determined solely by the Committee and shall be announced at least thirty (30) days prior to the Plan Year to which it applies. The Company or the Committee acting on behalf of the Company shall be under no obligation to make this Matching Contribution, but instead, it shall be at their sole discretion, subject to the requirements of Section 12.4, if such section applied hereunder. Such contribution shall be made to each Participant's Matching Contribution Account and shall be allocated as a percentage of the total amount the Participant defers for such period from the prior Valuation Date to the current Valuation Date that does not exceed 6% of the Participant's compensation for the same such period.

         4.5     CONTRIBUTIONS.  The Company's Matching Contributions under
Section 4.4 shall be made monthly on any date or dates selected by the Company; provided, however, that the total annual contribution for each Plan Year shall be paid on or before the date on which the Company's federal income tax return is due, including any extensions of time obtained for the filing of the return. The Company's 401(k) Contributions shall be made as of the end of each Participant's payroll period provided, however, that in no event shall any 401(k) contribution for a Plan Year be paid on or after the thirtieth (30th) day next following the close of the Plan Year.

         Notwithstanding anything herein to the contrary, the sum of the Company s 401(k) Contributions and Matching Contributions for any Plan year shall not exceed an amount equal to fifteen percent (15%) of Compensation otherwise paid or accrued to all Participants for the Plan Year under consideration.

         The Plan is to be interpreted and applied in a manner that satisfies the requirements of Section 401(m) of the Code, including Section 401(m)(2) thereof, and the regulations promulgated thereunder, as amended from time to time, and all provisions of the Plan shall be construed and applied in accordance with such requirements. In the event the Plan shall fail in the Committee's reasonable judgment to meet the nondiscrimination tests for Matching Contributions or other contributions of Section 401(m) of the Code for any Plan Year, the Committee may, before the close of the following Plan Year, cause the amount of the excess aggregate contributions by Highly Compensated Employees (including the income allocable thereto) for such Plan Year to be distributed or, if forfeitable, forfeited, to such Highly Compensated Employees in accordance with the requirements of Section 401(m) and the regulations thereunder. The amount of such excess aggregate contributions shall be determined in accordance with the requirements of Section 401(m)(6) of the Code and the regulations promulgated thereunder.

         For purposes of this Section 4.5, in order to meet the nondiscrimination tests for Matching Contributions, one of the following tests must be satisfied:

                          (i) The average contribution percentage on behalf of the eligible Highly Compensated Employees may not exceed one hundred twenty-five percent (125%) of the average contribution percentage on behalf of the eligible Non-Highly Compensated Employees.

                          (ii) The average contribution percentage on behalf of the eligible Highly Compensated Employees may not exceed the average contribution percentage on behalf of the eligible Non-Highly Compensated Employees, plus two percent (2%), up to a maximum of two hundred percent (200%) of such average contribution percentage on behalf of the eligible Non-Highly Compensated Employees.

Average contribution percentage for purposes of the above tests is the average of the ratios (calculated separately for each Employee who is an eligible employee within the meaning of Code Section 401(m)(5)) of (i) the Matching Contributions paid under the Plan on behalf of each such Employee for the Plan Year and (ii) such Employee's compensation for the Plan Year, computed in accordance with Code Section 401(m) and regulations promulgated thereunder.

         Optional Use of Matching Contributions to Comply With 401(k) Nondiscrimination Test. The Company may, if it so elects, include Matching Contributions, if any, as employer contributions for purposes of compliance with the nondiscrimination test specified in Section 4.2(f) of this Plan, provided that it does so in accordance with the requirements of Code Section 401(k)(3)(D) and regulations promulgated thereunder, including but not limited to Treas. Reg. Sections 1.401(k)-1(g)(13) and 1.401(k)-1(b)(5). In the event the Company makes such an election, to the extent so used, such Matching Contributions shall not additionally be taken into account under the nondiscrimination test of Code
Section 401(m) for such year, in accordance with Code Section 401(m)(3). As required to prevent the occurrence of a multiple use of limitations prohibited by Code Section 401(m)(9), the Company shall calculate the actual deferral percentage of those Highly Compensated Employees eligible to make both 401(k) and 401(m) contributions in the manner described in, and in accordance with the requirements of, Treasury Regulations Sections 1.401(k)-1(f)(2), 1.401(m)-2(c)(1) and 1.401(m)-2(c)(3), as the same may be amended from time to time.

         4.6 FORFEITURES. If upon termination of employment, a Participant s vested interest in his Matching Contribution Account is less than one hundred percent (100%), a forfeiture shall occur as of the end of the Plan Year in which the Participant's termination of employment occurs or a distribution under the Plan is received, whichever is later. The Forfeiture shall equal the portion of the Participant's Matching Contribution Account in which the Participant is not vested as of his Date of Termination.

         Notwithstanding anything herein to the contrary, reference to a Matching Contribution under the Plan for any Plan Year shall mean the portion of the Forfeitures so applied to reduce the total amount the Company is otherwise required to contribute for that Plan Year, plus the actual amount contributed by the Company for that Plan Year.

         4.7 WITHDRAWALS. No amounts may be withdrawn by a participant hereunder prior to his or her termination of employment with the Company or prior to age 59-1/2 unless it is determined by the Committee upon written application of a Participant that an immediate and heavy financial need exists on the part of the Participant. The existence of an immediate and heavy financial need shall be determined based on the Participant's relevant facts and circumstances. Notwithstanding the above, a Participant's need shall automatically be deemed an immediate and heavy financial need if it is for the purpose of meeting one of the following events or any additional events that may be permitted in future rulings or notices from the Commissioner of the Internal Revenue Service:

         1. Medical expenses described in Section 213(d) of the Internal Revenue Code incurred by the Participant, the Participant's spouse, or any dependent of the Participant;

         2. Purchase (excluding mortgage payments) of a principal residence for the Participant;

         3. Payment of tuition for the next semester or quarter of post-secondary education for the Participant, the Participant's spouse or the Participant's children or other dependents; or

         4. Payment to prevent eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

         In the event of an immediate and heavy financial need and with the consent of the Committee, withdrawals will be permitted from the Participant's 401(k) Account and the Participant's Rollover Account (if any), but will be restricted to the lesser of (i) the accumulated 401(k) Contributions made by the Company on behalf of the Participant plus the Participant's Rollover Account balance (if any), (ii) the Participant's 401(k) Account balance plus the Participant's Rollover Account balance (if any), or (iii) the amount required to meet the immediate and heavy financial need, with (i) and (ii) both as of the immediately preceding Valuation Date. Such withdrawals shall be available within a reasonable time after the notice for withdrawal is filed with and approved by the Committee.

         The Committee shall be protected in determining financial need upon the Participant's representation that the need cannot be satisfied from other resources of the Participant, including his spouse and minor children, to the extent the assets are available to the Participant. This representation shall include the following resources:

         1.      Reimbursement or compensation by insurance or otherwise;

         2. Reasonable liquidation of the Participant's assets to the extent such liquidation would not, in itself, cause an immediate and heavy financial need;

         3.      Cessation of 401(k) Contributions; or

         4. Other distributions or nontaxable loans available from this Plan or other plans maintained by the Company or by borrowing from commercial sources on reasonable terms.

         Notwithstanding the above, the Committee may automatically determine that the Participant's immediate and heavy financial need cannot be met through other resources and thus waive the Participant representation requirement if each of the following requirements are met:

         1. The hardship withdrawal does not exceed the amount needed to cover the immediate and heavy financial need.

         2. The Participant has exhausted all distribution options, excluding hardship withdrawals, and all nontaxable loans available from the Plan or any qualified plan maintained by the Company.

         3. The Participant shall be precluded from entering into a Salary Reduction Agreement for the twelve (12) months which immediately follow the date of the hardship withdrawal.

         4. For the Participant's taxable year in which the Participant is again permitted to enter into a Salary Reduction Agreement following the twelve (12) month period specified in (3) above, the maximum 401(k) Contribution permitted for such tax year shall be equal to (a) below less (b) below, where (a) and (b) are as follows:

                 (a) The maximum 401(k) Contribution permitted for said tax year under the terms of Section 4.2 herein as prescribed under Section 402(g) of the Code, less

                 (b) The total 401(k) Contributions made on behalf of the Participant during the Participant's taxable year in which the hardship withdrawal was made.

                 For purposes of Section 4.2, a Participant shall be deemed to have automatically revoked his Salary Reduction Agreement upon receiving a hardship withdrawal and the provisions of Section 4.2(b) shall apply upon the end of the twelve (12) month period specified in (3) above.

         The decision of the Committee relevant to hardship withdrawals shall be final and conclusive as it respects all Participants, and the Committee shall carry out its duties in a manner which is uniform and nondiscriminatory for all Participants.

         4.8 RETURN OF COMPANY CONTRIBUTIONS. It shall be impossible at any time prior to the satisfaction of all liabilities with respect to Participants or Former Participants and their Beneficiaries under the Plan for any part of the corpus or income to be used for, or diverted to, purposes other than (a) the exclusive benefit of Participants and Former Participants or the Beneficiaries, or (b) defraying reasonable expenses of administering the Plan and Fund to the extent such expenses are not paid by the Company, provided that:

                 (a) if the Plan is denied either initial qualification or qualification due to an amendment under Section 401(a) of the Code, any Company contribution conditioned upon the continued qualification of the Plan shall be returned to the Company within one (1) year of the denial of qualification;

                 (b) if, and to the extent, a tax deduction for a Company contribution under Section 404 of the Code is disallowed, Company contributions conditioned upon deductibility shall be returned to the Company within one (1) year after the disallowance of the deduction; and

                 (c) if, and to the extent, a Company contribution is made through a mistake of fact, such Company contribution shall be returned to the Company within one (1) year of the payment of the contribution.

         4.9 OBRA '93 ANNUAL COMPENSATION LIMIT. In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual compensation of each employee taken into account under the Plan shall not exceed the OBRA 93 annual compensation limit. The OBRA 93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA 93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

         For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under section 401(a)(17) of the Code shall mean the OBRA 93 annual compensation limit set forth in this provision.

         If compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current Plan Year, the compensation for that prior determination period is subject to the OBRA 93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA 93 annual compensation limit is $150,000.

                                   ARTICLE V

                            MAXIMUM ANNUAL ADDITIONS

         5.1 MAXIMUM LIMITATIONS. Notwithstanding any other provisions of this Plan, the Annual Additions to a Participant's accounts for any Limitation Year shall not exceed the lesser of:

                 (a) $30,000 or such higher amount which may from time-to-time be prescribed in accordance with regulations issued by the Secretary of the Treasury or his delegate; or

                 (b) 25% of such Participant's nondeferred compensation received during the Limitation Year under consideration.

         5.2 DEFINED BENEFIT PLAN FRACTION. For any Plan Year, the numerator of the defined benefit plan fraction is the projected annual benefit of a Participant under any defined benefit plan maintained by the Company, determined as of the end of the Plan Year, and the denominator of the defined benefit plan fraction is the lesser of (a) the product of 1.25 multiplied by the dollar limitation in effect under Code Section 415(b)(1)(A) for such year, or
(b) the product of 1.4 multiplied by the amount which may be taken into account under Code Section 415(b)(1)(B) with respect to such Participant under the plan for such year. For any Plan Year in which a defined benefit plan maintained by the Company is Top-Heavy, the 1.25 in (a) above shall be replaced by 1.0.

         5.3 DEFINED CONTRIBUTION PLAN FRACTION. For any Plan Year, the numerator of the defined contribution plan fraction is the sum of the Annual Additions to a Participant's account for the Plan Year under consideration and all prior Plan Years, and the denominator of the defined contribution plan fraction is the sum of the lesser of the following amounts determined for the current Plan Year and for each prior year: (a) the product of 1.25 multiplied by the dollar limitation in effect under Code Section 415(c)(1)(A) for such year or (b) the product of 1.4 multiplied by the amount which may be taken into account under Code Section 415(c)(1)(B) (or subsection (c)(7) or (8), if applicable) with respect to such Participant under the Plan for such year. For any Plan Year in which the Plan is a Top-Heavy Plan, the 1.25 in (a) above shall be replaced by 1.0.

         5.4 COMBINED PLAN LIMITATION. In the event any Participant under this Plan is also a Participant under a defined benefit plan maintained by the Company, the Annual Additions to a Participant's accounts for any Plan Year shall not cause the sum of the Participant's Defined Benefit Plan Fraction for such Plan Year and his Defined Contribution Plan Fraction for such Plan Year to exceed 1.0. If the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction shall exceed 1.0 in any such Plan Year, the numerator of the Defined Benefit Plan

Fraction shall be adjusted so that the sum of both fractions shall not exceed
1.0 for such year.

         5.5 EXCESS ADDITIONS. In the event it is determined that the Annual Additions to a Participant's accounts for any Plan Year would be in excess of the limitations described in Section 5.1 herein, such Annual Additions for the Plan Year shall be reduced to the extent necessary to bring the Annual Additions for such Plan Year within such limitations in the following order of precedence:

                 (a) Reduction of the Participant's allocable share of the Matching Contribution to his Matching Contribution Account for the Plan Year; and

                 (b) Reduction of such Participant's share of the 401(k) Contribution pursuant to his Salary Reduction Agreement for the Plan Year, and such reduction shall be deemed to be an amendment to the Participant's Salary Reduction Agreement as provided in Section 4.2.

         5.6 AMOUNT OF REDUCTION. If, and to the extent that the Annual Additions to a Participants's Accounts is reduced in accordance with the provisions of Section 5.5(a) above, the amount of such reduction shall, subject to the limitations in Sections 5.1 and 5.4, be allocated among the respective Accounts respectively of all remaining Participants in the proportion that the Compensation of a Participant bears to the total Compensation of all Participants, excluding those affected by the limitations in Sections 5.1 and 5.4.

                                   ARTICLE VI

                     MAINTENANCE OF PARTICIPANTS' ACCOUNTS

         6.1 ALLOCATION PROCEDURE. As of each Valuation Date, the Company shall adjust the individual accounts of each Participant and Former Participant, as follows, in the order indicated:

                 (a) Each Participant's and Former Participant's 401(k) Account, Matching Contribution Account and Rollover Contribution Account shall be reduced by any payments received from such account since the prior Valuation Date.

                 (b) Subject to the provisions of Sections 5.1 and 5.4, each Participant's 401(k) Account shall be increased on each Valuation Date by one half (1/2) of the amount of 401(k) Contributions made by the Company on behalf of the Participant for the period from the prior Valuation Date to the current Valuation Date under the terms of the Participant's Salary Reduction Agreement.

                 (c) Subject to the provisions of Sections 5.1 and 5.4, each Participant's

                          Matching Contribution Account shall be increased on each Valuation Date by one half (1/2) of the amount of Matching Contributions made on behalf of the Participant for the period from the prior Valuation Date to the current Valuation Date.

                 (d) Each Valuation Date, pursuant to the election made under Section 9.2, if any, the value in each Participant's accounts (including undistributed balances of Former Participant's accounts and including the adjustments in subsections (a), (b), and
                          (c) above but excluding Loan Accounts under Section 15.2), shall be proportionately increased or decreased so that the total of all such accounts shall equal the total assets of the Fund at fair market value as of the current Valuation Date. In determining the assets of the Fund, one half (1/2) of the Matching Contributions and one half (1/2) of the 401(k) Contributions with respect to the current Valuation Date shall be deducted.

                 (e) Subject to the provisions of Sections 5.1 and 5.4, each Participant's 401(k) Account shall be increased on each Valuation Date by the other one half (1/2) of the amount of 401(k) Contributions made by the Company on behalf of the Participant for the period from the prior Valuation Date to the current Valuation Date under the terms of the Participant's Salary Reduction Agreement.

                 (f) Subject to the provisions of Sections 5.1 and 5.4, each Participant's Matching Contribution Account shall be increased on each Valuation Date by the other one half (1/2) of the amount of Matching Contributions made on behalf of the Participant for the period from the prior Valuation Date to the current Valuation Date.

         Notwithstanding anything herein to the contrary, in the event the Trustees are able to accurately record investment gains and losses of Participant's accounts due to segregated investments or otherwise, such records shall be used in lieu of the allocation method set forth in subsection (d) above. In all other circumstances, the method established in subsection (d) above shall be followed.

         6.2 LATE RETIREMENT. In the event a Participant remains in the active employ of the Company beyond the Plan Year in which occurs his Normal Retirement Date, the Participant shall be entitled to continue his participation in the Plan in all respects as if he had not yet reached his Normal Retirement Date.

         6.3     ROLLOVERS.

                 (a) Requirements for Rollover Contributions. If an Employee receives, either before or after becoming a Participant, an eligible rollover distribution from a qualified trust or a qualified annuity plan within the meaning of Section 402(c) or Section 403(a) of the Internal Revenue Code, then such Employee may contribute to the Plan an amount which does not exceed the portion of such eligible rollover distribution that would be includible in the gross income of the Employee but for the application of Section 402(c)(1) or Section 403(a)(4) of the Internal Revenue Code. If an Employee receives, either before or after becoming a Participant, a distribution or distributions from an individual retirement account, an individual retirement annuity or a simplified employee pension within the meaning of Section 408 of the Internal Revenue Code, then such Employee may contribute to the Plan an amount which does not exceed the portion of such distribution or distributions that would be treated as a rollover contribution within the meaning of Section 408(d)(3) of the Internal Revenue Code.

                 (b) Delivery of Rollover Contributions. Any rollover contribution pursuant to this Section shall be delivered by the Employee to the Trustees on or before the 60th day after the day on which the Employee receives the distribution or on or before such later date as may be prescribed by law. Any such contributions must be accompanied by (i) a statement of the Employee that to the best of his knowledge the amount so transferred meets the conditions specified in this Section, (ii) a copy of such documents as may have been received by the Employee advising him of the amount of and the character of such distribution, and
                          (iii) if the Employee is not a Participant, an investment election under Section 9.1.
                          Notwithstanding the foregoing, the Trustees shall not accept a rollover contribution if in its judgment, accepting such contribution would cause the Plan to violate any provision of the Internal Revenue Code or regulations, or if such contribution would cause the qualified joint and survivor annuity rules of Section 401(a)(11) of the Internal Revenue Code to take effect hereunder.

                 (c) Special Accounting Rules for Rollover Contributions. An Employee's rollover contribution shall be credited to a Rollover Account established for this purpose, as of the date on which such contribution is delivered to the Trustees, and in accordance with the investment direction pursuant to Section 9.1, to the appropriate subaccounts of such account. For purposes of the investment allocations under Section 6.1(c), a Participant's Rollover Account in the year in which the rollover contribution is received, shall be credited with investment income (loss) on a weighted average basis. The value shall then be increased by the rollover contribution multiplied by a factor, with such factor based on the timing of the rollover contribution as set forth in the following table:

                          Date Trustees Receive Rollover Contribution     Factor
                          -------------------------------------------     ------

                          January 1 to February 15,
                               or July 1 to August 15                      .75
                          February 16 to March 31,
                               or August 16 to September 30                 .5
                          April 1 to May 15,
                               or October 1 to November 15                 .25
                          May 16 to June 30,
                               or November 16 to December 31                 0

                          This table is based on the premise that the allocations will be performed each June 30 and December 31. If allocations are performed more frequently, then equivalent time periods shall be used.

                          For years subsequent to the year in which the rollover contribution is received, the Rollover Account shall be treated in the same manner as the 401(k) Account or Matching Contribution Account under Section 6.1 as it relates to the allocation of investment income.

                                  ARTICLE VII

                                VESTED INTERESTS

         7.1 401(K) ACCOUNT AND ROLLOVER CONTRIBUTION ACCOUNT VESTING. The amounts credited to a Participant's 401(k) Account and Rollover Contribution Account shall be fully vested and nonforfeitable at all times.

         7.2 VESTING OF MATCHING CONTRIBUTION ACCOUNT. A Participant's matching Contribution Account shall become vested and nonforfeitable under the following circumstances, and to the extent indicated:

                 (a) In the event of the Participant's retirement (i) on or after his Normal Retirement Date, (ii) on or after his Early Retirement Date, or (iii) due to Disability, his vested interest shall be 100% of his individual Matching Contribution Account.

                          Notwithstanding anything herein to the contrary, a Participant shall be one hundred percent (100%) vested in his individual Matching Contribution Account upon reaching his Normal Retirement Date.

                 (b) In the even of the Participant's death, his vested interest shall be 100% of his individual Matching Contribution Account.

                 (c) In the event a Participant terminates employment prior to becoming eligible for retirement as set forth in subsection (a) or for reasons other than death, his vested interest in his Matching Contribution Account shall be determined from the following table:

                                      Years of
                                  Vesting Service           Vesting Percentage
                                  ---------------           ------------------

                                  Less than 2                        0%
                                  2 but less than 3                 10%
                                  3 but less than 4                 20%
                                  4 but less than 5                 40%
                                  5 but less than 6                 60%
                                  6 but less than 7                 80%
                                  7 or more                        100%

         7.3 REEMPLOYMENT. In the event (a) a Participant terminates his employment for any reason other than retirement or death, (b) the Participant has less than a 100% vested interest in his Matching Contribution Account on his Date of Termination, and (c) such Participant is subsequently reemployed after having suffered the greater of (i) five (5) consecutive One-Year Breaks in Service or (ii) the number of consecutive One-Year Breaks in Service if equal to or in excess of his Vesting Service, the Participant's Matching Contribution Account shall remain fixed except for any net earnings which may be allocated to such account in accordance with the provisions of Section 6.1(c). Upon reemployment, the Company shall set up a new Matching Contribution Account for the reemployed Participant, primarily for accounting purposes, such that any additional Vesting Service that the Participant is credited with on account of his reemployment shall cause his vested interest to increase from his vested interest prior to reemployment, but such vested interest shall only apply to the Participant's new Matching Contribution.

         7.4 RESTORATION OF FORFEITURES. In the event a Participant who has terminated employment resumes employment covered under the Plan prior to incurring five (5) consecutive One-Year Breaks in Service, any Forfeiture from his Matching Contribution Account shall be restored and shall be credited to his Matching Contribution Account as of the end of the Plan Year in which he resumes employment, to be held and thereafter applied to provide benefits in accordance with the provisions of the Plan, provided if such Participant has already received a distribution in accordance with Article VIII, the provisions of
Section 8.8 are met.

         Any Forfeiture so restored shall be deducted from the Forfeitures otherwise available for the Plan Year in which such restoration is made, or to the extent such Forfeitures are insufficient, shall be paid to the Fund by the Company. See Article VIII, Section 8.12, for rules regarding reemployment of a Participant.

                                  ARTICLE VIII

                            DISTRIBUTION OF BENEFITS

         8.1 RETIREMENT. Subject to the provisions of Section 8.7, in the event a Participant becomes entitled to benefits because of his retirement on or after his Normal Retirement Date or on or after his Early Retirement Date, benefit payments shall commence as soon as administratively possible following the Valuation Date coincident with or following the actual date of retirement; provided, that with respect to an early retirement benefit, the Participant has made a claim for benefits to the Company in accordance with Treasury Regulation
Section 1.401(a)-14(c)(1)(ii). Benefit payments shall be based on the value of the Participant's vested amount (determined under Article VII hereof) in his or her Matching Contribution Account, 401(k) Account, and Rollover Contribution Account, if any, determined as of the Valuation Date immediately preceding the benefit commencement date hereunder. At the discretion of the Committee, a payment may be made other than on the Plan's Valuation Date; however, the value of his accounts will be the amount determined as of the Plan's last Valuation Date plus contributions made to the Fund after such date and no payment shall be deferred other than in accordance with Section 8.7 hereof. No investment experience will be credited for the period following such Valuation Date to the date specified for the distribution.

         8.2 DEATH. In the event a Participant dies in the active employ of the Company prior to receiving his nonforfeitable rights hereunder, benefit payments shall commence as soon as administratively possible following the Valuation Date coincident with or following the Participant's actual date of death. Benefit payments shall be based on the value of the Participant's Matching Contribution Account, 401(k) Account, and Rollover Contribution Account, if any, determined as of the Valuation Date immediately preceding the benefit commencement date hereunder. At the discretion of the Committee, a payment may be made other than on the Plan's Valuation Date; however, the value of his accounts will be the amount determined as of the Plan's last Valuation Date plus contributions made to the Fund after such date and no payment shall be deferred other than in accordance with Section 8.7 hereof. No investment experience will be credited for the period following such Valuation Date to the date specified for the distribution.

         8.3 DISABILITY. Subject to provisions of Section 8.7, in the event a Participant becomes eligible for disability benefits under a Company insured long-term disability plan, benefit payments shall commence as soon as administratively possible following the Valuation Date coincident with or following the actual date of disability. However, if such disability plan benefits would be reduced by the benefits payable from this Plan, the payment of his accounts can be deferred until the earlier of the end of the Plan Year during which a member attains age 65 or the date as of which the insured disability benefits cease.

         Benefit payments shall be based on the value of the Participant's Matching Contribution Account, 401(k) Account, and Rollover Contribution Account, if any, determined as of the

Valuation Date immediately preceding the benefit commencement date hereunder. At the discretion of the Committee, a payment may be made other than on the Plan's Valuation Date; however, the value of his accounts will be the amount determined as of the Plan's last Valuation Date plus contributions made to the Fund after such date and no payment shall be deferred other than in accordance with Section
8.7 hereof. No investment experience will be credited for the period following such Valuation Date to the date specified for the distribution.

         8.4 TERMINATION. In the event a Participant terminates his employment for reasons other than retirement, Disability, or death, payments shall commence as soon as administratively possible following the Valuation Date coincident with or following the Participant's actual Date of Termination. Benefit payments shall be based on the value of the Participant's 401(k) Account, Matching Contribution Account, and Rollover Contribution Account, if any, determined as of the Valuation Date immediately following the Date of Termination. At the discretion of the Committee, a payment may be made other than on the Plan's Valuation Date; however, the value of his accounts will be the amount determined as of the Plan's last Valuation Date plus contributions made to the Fund after such date and no payment shall be deferred other than in accordance with Section 8.7 hereof. No investment experience will be credited for the period following such Valuation Date to the date specified for the distribution.

         8.5 MANNER OF DISTRIBUTION. Distribution of any Participant's share in the Fund shall be made to the person or persons entitled to such distribution by payment in a lump sum, unless the distribution is made to an eligible retirement plan in accordance with Section 8.10 hereof.

         8.6 BENEFICIARY. Each Participant shall designate one or more persons to receive any distribution payable upon the death of the Participant by filing such designation in writing with the Committee. The Participant has the right to change and successively change his designated Beneficiary. In no event, however, shall such designation or change of Beneficiary be valid unless the Participant's spouse, if any, consents in writing to the designation, or change in designation, of a Beneficiary or Beneficiaries. If the Participant has filed no designation, the death benefits shall be paid to the Participant's spouse, if any. If the Participant has filed no designation and there is no spouse, or if such person or persons so designated shall have predeceased the Participant, the death benefits shall be paid to the Participant's duly appointed and qualified executor or administrator, or if no executor or administrator is appointed and qualified, within sixty (60) days following receipt by the Committee of notice of the death of the Participant, such death benefits may be paid, as the Committee in its sole discretion may determine, to or among any one or more of the following: the spouse, issue of the Participant, or any person or persons found by the Committee to be equitably entitled thereto by reason of having paid or incurred expenses on account of the funeral or the last illness of the Participant.

         8.7 REQUIRED DISTRIBUTION DATES. In no event shall any distributions hereunder be made later than sixty (60) days after the close of the Plan Year in which occurs the Participant's Normal Retirement Date, or, if later, his actual retirement. Notwithstanding the above, distributions hereunder shall be made no later than April 1 after the close of the Plan Year in which the Participant attains age seventy and one half (70-1/2), regardless of whether or not the Participant actually retires.

         If any distribution is made hereunder to a Participant prior to age fifty-nine and one half (59-1/2), the Participant may be subject to a ten percent (10%) tax based on the amount of Company contributions allocated to him.

         8.8 FACILITY OF PAYMENT. If the Committee shall be of the opinion, from information deemed by it to be reliable, that a person entitled to distributions hereunder is unable for any reason to attend to his affairs, the Committee may direct that benefits due shall be withheld until a guardian for such person has been duly appointed and that such benefits be paid only to such guardian; or, in the alternative, the Committee may direct that such benefits be paid to any relative by blood or connection by marriage of the person appearing to the Committee to be equitably entitled to same or best qualified to apply same to the comfort, maintenance, and support of such person. The Committee's decision on such matters shall be conclusive and binding on all persons and parties in interest.

         8.9 CASH-OUT. Subject to the provisions of Section 8.7, the Plan may not make a distribution to a Participant if the value of the Participant's account is in excess of $3,500 unless the Participant consents to such distribution.

         8.10 DIRECT ROLLOVERS. This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to a eligible retirement plan specified by the distributee in a direct rollover. The following definitions shall apply for purposes of the application of this Section:

                 (a) ELIGIBLE ROLLOVER DISTRIBUTION. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                 (b) ELIGIBLE RETIREMENT PLAN. An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                 (c) DISTRIBUTEE. A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                 (d) DIRECT ROLLOVER. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

         8.11 TAX WITHHOLDING ON DISTRIBUTIONS. The Trustee or other payor of any distribution under the Plan is authorized to withhold from any distribution the amount of any tax required by law to be withheld from such distribution and to pay such amount over to the appropriate taxing authorities.

         8.12 REEMPLOYMENT OF A PARTICIPANT. In the event a Participant is reemployed by the Employer prior to incurring five (5) consecutive One-Year Breaks in Service and the Participant had previously received a lump sum distribution of his Accounts representing less than a one hundred percent (100%) interest in all such Accounts, the Participant shall have the right to pay back the amount of his lump sum distribution, and thus be entitled to a restoration of his forfeitures in accordance with the procedures established in Section 7.4. Such repayment shall be made not later than the earlier of five (5) consecutive One-Year Breaks in Service or five (5) years from the date the Participant is reemployed.

                                   ARTICLE IX

                             INVESTMENT DISCRETION

         9.1 INVESTMENT ACCOUNTS. The Committee shall direct the Trustee, in accordance with the Participant's instructions, regarding the manner in which the Participant wishes to have his accounts invested. A Participant may direct that investments be made in either the Investment Reserve Fund, the Balanced Blend Fund, the Low P/E Common Stock Fund, the Special Capital Fund, or a combination of the funds. The Trustees shall establish and maintain the funds described herein.

                 (a) Investment Reserve Fund - This fund is a money market fund which consists of short-term high-quality securities, such as commercial paper sold by corporations that have excellent credit ratings, and issues of the U.S. Treasury and Government Agencies.

                 (b) Balanced Blend Fund - This fund is a diversified selection of individual investment funds including bond funds and common stock funds combined into a single portfolio.

                 (c) Common Stock Fund - This fund is composed of stocks that can be purchased at prices that are low in relation to the amount of earnings (profits) a company has the potential to make.

                 (d) Special Capital Fund - This fund provides a systematic, disciplined investment process of choosing mispriced and undervalued "special cap" stocks: those with capitalization between $50 million and $500 million.

         Notwithstanding the above, the Company may at some time in the future establish additional funds or may terminate existing funds.

         All charges and expenses incurred in connection with the purchase and sale of investments for a fund shall be charged to such fund.

         9.2 INVESTMENT ELECTION. Subject to the provisions of Section 9.1, each Participant, in writing, initially as of his participation date and thereafter on a date which is at least thirty (30) days prior to the January 1 or July 1 on which the Participant wishes to revise his investment election, shall make an investment election which shall apply to the investment of any contributions to his accounts, plus any investment gains or losses thereon. Such investment election shall be to have such contributions invested either (i) wholly in one of the funds described in Section 9.1(a, b, c or d), or (ii) in ten percent (10%) increments in any combination of the funds described in
Section 9.1(a, b, c  or d).

         Notwithstanding the above, in the event the Trustees, in accordance with the instructions from the Plan Administrator, establish additional funds or terminate existing funds, Participants may elect to invest wholly in one of the funds or in ten percent (10%) increments in any combination of funds.

         9.3     CHANGE OF INVESTMENT ELECTION.  Subject to the provisions of
Section 9.1, a Participant may elect to change his investment election with respect to amounts credited to his 401(k) Account, Matching Contribution Account, and Rollover Contribution Account, in writing to the Committee, at least thirty (30) days prior to the January 1 or July 1 on which the election is to take effect. Such change shall be limited to the investment choices described in Section 9.2, and shall take effect on the next following applicable January 1 or July 1, or first business day thereafter.

                                   ARTICLE X

                                 ADMINISTRATION

         10.1 APPOINTMENT OF COMMITTEE. The Board of Directors may appoint at least three (3) individuals to serve as the Committee responsible for administering the Plan. These individuals may, but need not be, Employees of the Company. A Committee member shall continue to serve as such until his death, resignation or incapability, or until he shall be removed by action of the Board of Directors. Such removal shall become effective upon delivery to the Committee member of written notice to that effect. Any Committee member may resign and such resignation shall become effective thirty (30) days after delivery of a notice thereof to the Board of Directors, or sooner, if designated by the Board of Directors. In the event of the death, resignation or removal of any Committee member, the Board of Directors shall appoint a successor Committee member.

         10.2 COMMITTEE RIGHTS. The Committee shall have the following powers, rights, and duties in addition to those given it elsewhere in the Plan:

                 (a) To select a secretary, if it believes it advisable, who may, but need not be, an Employee of the Company;

                 (b) To determine all questions arising under the Plan, including the power to determine the rights or eligibility of Employees or Participants and their Beneficiaries, or the amount in their accounts under the Plan, and to remedy ambiguities, inconsistencies or omissions;

                 (c) To adopt such rules and regulations as, in its opinion, may be necessary for the proper and efficient administration of the Plan, provided such rules and regulations are consistent with the Plan;

                 (d) To enforce the Plan and the rules and regulations, if any, adopted by the Committee;

                 (e) To direct the Trustees as respects payments under the Plan;

                 (f) To prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan; and

                 (g) To appoint or employ individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal and actuarial counsel.

         10.3 RESPONSIBILITY OF COMMITTEE. In the execution of its duties according to Section 10.2, the Committee shall, to the best of its ability, discharge its duties:

                 (a) For the exclusive purpose of providing benefits to Participants and their Beneficiaries;

                 (b) For the exclusive purpose of defraying reasonable expenses for the administration of this Plan;

                 (c) With the care, prudence, and diligence under the circumstances then prevailing that a prudent man acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character with like aims; and

                 (d) Solely in the interest of Participants and their Beneficiaries in accordance with the provisions of Title 1 of the Employee Retirement Income Security Act of 1974.

         10.4 CLAIMS PROCEDURE. Each Employee, Participant, or Beneficiary shall submit his claim for benefits to the Committee in writing in such a form as is permitted by the Committee. A Participant or Beneficiary shall have no right to seek review of a denial of benefits, or to bring any action in any court to enforce a claim for benefits prior to his filing a claim for benefits and exhausting his rights to review under this Article.

         When a claim for benefits has been filed properly, such claim for benefits shall be evaluated and the claimant shall be notified of the approval or the denial within ninety (90) days after the receipt of such claim unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial ninety (90) day period which shall specify the special circumstances requiring an extension and the date by which a final decision will be reached (which date shall not be later than one hundred eighty (180) days after the date on which the claim was filed). A claimant shall be given a written notice on which the claimant shall be advised as to whether the claim is granted or denied, in whole or in part. If a claim is denied in whole or in part, the claimant shall be given written notice which shall contain (a) the specific reasons for the denial, (b) references to pertinent Plan provisions on which the denial is based, (c) a description of any additional material or information necessary to perfect the claim, and an explanation of why such material or information is necessary, and (d) the claimant's rights to seek review of the denial.

         If a claim is denied in whole or in part, the claimant shall have the right to request that the Committee review the denial, provided that the claimant files a written request for review with the Committee within sixty (60) days after the date on which the claimant received written notification of the denial. Within sixty (60) days after a request for review is received, the review shall be made and the claimant shall be advised in writing of the decision on review, unless special circumstances require an extension of time for processing the review, in which case the claimant shall be given a written notification within such initial sixty (60) day period specifying the reasons for the extension and when such review shall be completed (provided that such review shall be completed within one hundred twenty (120) days after the date on which the request for review was filed). The decision on review shall be forwarded to the claimant in writing and shall include specific reasons for the decision and references to Plan provisions upon which the decision is based. A decision on review shall be final and binding on all persons for all purposes. If a claimant shall fail to file a request for review in accordance with the procedures herein outlined, such claimant shall have no rights to review and shall have no right to bring action in any court and the denial of the claim shall become final and binding on all persons for all purposes.

         10.5 RULES GOVERNING COMMITTEE ACTION. In the administration of the Plan, the following provisions shall apply where the context permits:

                 (a) A Committee member may delegate in writing any or all of his rights, powers, duties, and discretions to any other member, with the consent of the latter.

                 (b) The Committee members may act by meeting or by written statement without meeting, and may sign any document on behalf of the Committee by signing one document or by signing concurrent documents.

                 (c) An action or a decision of a majority of Committee members as to a matter shall be effective as if taken or made by all Committee members.

                 (d) If a Committee member is also a Participant in the Plan, he may not decide or determine any matter or question concerning distributions of any kind to be made to him, or the amount or nature of his benefits with him.

                 (e) If, because of the number qualified to act, there is an even division of opinion among the Committee members as to a matter, the Company shall decide the matter.

                 (f) The certificate of the majority of the Committee members or any person the Committee may authorize to act on their behalf as to any action the Committee has taken as authorized shall be conclusive in favor of any person relying on the certificate.

         10.6 REIMBURSEMENT. The Committee members shall be reimbursed for expenses reasonably incurred, but no compensation shall be paid to any Committee member as such.

         10.7 FIDUCIARY DESIGNATION. The Board of Directors and the members of the

Committee are hereby designated as "named fiduciaries" within the meaning of
Section 402(a) of the Employee Retirement Income Security Act, with respect to the operation and administration of the Plan. The Trustees and the Board of Directors are hereby designated as "named fiduciaries" of the Plan with respect to control and management of the assets of the Plan, except as it relates to individual investment elections under Article IX. Each named fiduciary may establish procedures for the allocation of its fiduciary responsibilities among its members and the designation of persons other than the named fiduciaries to carry out its fiduciary responsibilities. In addition, the Board of Directors or the Trustees may appoint as investment manager of all or any portion of the assets of the Fund, one or more banks, investment advisers registered under the Investment Advisers Act of 1940 or insurance companies qualified under the laws of more than one state to manage assets of the Fund. Each named fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan, and to the maximum extent allowable under ERISA, may rely upon the directions, information or actions of any other named fiduciary as being proper under the Plan and shall not guaranty the Trust and assets of the Trust in any manner against investment loss or depreciation in asset value.

                                   ARTICLE XI

                         AMENDMENTS AND DISCONTINUANCE

         11.1 AMENDMENT OF PLAN. The provisions of this Plan may be amended at any time and from time-to-time by the Board of Directors, provided that no amendment:

                 (a) shall cause or permit any part of the Fund to revert to or become the property of the Company or to be diverted to purposes other than for the exclusive benefit of Participants or their Beneficiaries hereunder, except as provided in Section 4.8;

                 (b) shall increase the duties or liabilities of the Committee without its written consent; or

                 (c) shall cause the Accrued Benefit of any Participant to be decreased unless authority to decrease such Accrued Benefit is applied for and specifically granted by the Secretary of Labor.

         11.2 RIGHT TO TERMINATE. Although the Company expects to maintain this Plan indefinitely as a continuing program, the right to terminate the provision of benefits hereunder is unconditionally reserved by the Company.

         11.3 MERGER OR CONSOLIDATION. In the event of any merger or consolidation of the Plan with any other plan, or the proposed transfer of assets or liabilities, in whole or in part, of the Fund to any other fund, the assets of the Fund shall be transferred to the other fund only if:

                 (a) the other fund is maintained or established for the benefit of some or all of the Participants of this Plan;

                 (b) each Participant of this Plan would be entitled to receive a benefit from the other plan immediately after the date of the merger, consolidation or transfer, if the other plan then terminated, which is not less than the benefit the Participant was entitle to receive under the provisions of Section 11.5 of this Plan, if this Plan had been terminated on the date of the merger, consolidation, or transfer;

                 (c) resolutions of the respective Boards of Directors of the Company under this Plan and of any new or successor company under the other plan authorize such transfer of assets; and, in the case of the new or successor company, its resolution includes an assumption of liabilities with respect to those Participants who, as a result of the merger, consolidation or transfer, are participants under the new or successor company's plan; and

                 (d) such other plan and trust are qualified under Sections 401(a) and 501(a) of the Code.

         11.4 DISCONTINUANCE OF PLAN UPON DISSOLUTION. In the event the Company is legally dissolved or liquidated by any procedure other than by consolidation, merger or sale of substantially all of its assets, this Plan shall automatically be terminated and the Fund disposed of as hereinafter provided.

         11.5 DISTRIBUTION OF FUND ON DISCONTINUANCE OF THE PLAN. In the event this Plan shall be completely or partially terminated for any reason, or the Company contributions permanently suspended, the Company shall, after the Fund has been evaluated and all expenses are paid, determine or cause to be determined the respective interests of the Participants, Former Participants and Beneficiaries affected by the Plan termination and shall authorize and direct the Trustees to pay out such respective interests in cash or in kind to the Participants, Former Participants and Beneficiaries within a reasonable period of time after the date of such termination. There shall be full vesting in the accounts of all affected Participants at the time of the complete or partial termination of the Plan or if Company contributions are permanently suspended, and such accounts shall be nonforfeitable. No Participant herein who has not yet reached his Normal Retirement Date shall receive a lump sum distribution in excess of $3,500 without the written consent of the Participant.

         11.6 RIGHTS AGAINST COMPANY. Neither the establishment of the Plan, nor the payments of any benefits hereunder shall be construed as giving to any Participant or any person whomsoever any legal or equitable rights against the Company, or its officers, directors or shareholders as such. All benefits payable under the Plan shall be paid or provided for solely from the Fund, and the Company shall have no liability or responsibility other than to make contributions to such Fund as herein provided.

                                  ARTICLE XII

                              TOP-HEAVY PROVISIONS

         12.1 TOP-HEAVY PLAN. In accordance with Section 416 of the Code, the Top-Heavy provisions as outlined in this Article XII shall come into effect for any Plan Year in which this Plan is a Top-Heavy Plan, notwithstanding any contrary provisions in any other Article of this Plan. If this Plan is not Top-Heavy, then the provisions of this Article should have no force and effect.

         12.2 MINIMUM VESTING. If this Plan is considered a Top-Heavy Plan, then the following vesting schedule will take effect in lieu of the schedule set forth in Section 7.2(c):

                 Years of
                 Vesting Service           Vesting Percentage
                 ---------------           ------------------
                 Less than 2                        0%
                 2 but less than 3                 20%
                 3 but less than 4                 40%
                 4 but less than 5                 60%
                 5 but less than 6                 80%
                 6 or more                        100%

         The schedule set forth herein shall continue to be in effect until such time that the Plan ceases to be a Top-Heavy Plan, in which event, the provisions of Sections 7.2(c) and 12.5 shall apply. Such schedule shall not apply to Participants who do not complete at least one Hour of Service after the Plan becomes a Top-Heavy Plan.

         12.3 COMPENSATION LIMIT. For any Plan Year in which this Plan is considered a Top-Heavy Plan, the Compensation taken into account for that Plan Year on behalf of any Employee shall be limited to a maximum of $200,000 (as adjusted in accordance with regulations adopted by the Secretary of the Treasury).

         12.4 MINIMUM CONTRIBUTION. For any Plan Year in which this Plan is considered a Top-Heavy Plan, notwithstanding the contribution allocation procedures outlined in Section 6.1, any Participant who is not a Key Employee and who is not a participant in any defined benefit plan maintained by the Company shall have a minimum amount allocated to his Matching Contribution Account. Such minimum shall be equal to the lesser of three percent (3%) of such Participant's compensation, which shall include base pay or salary, overtime, bonuses, commissions and any other form of remuneration included in
Section 1.415-2 of the Income Tax Regulations, or the highest amount allocated to a Key Employee's Matching Contribution

Account, expressed as a percent of compensation for the Plan Year as aforesaid. Any required additional contributions hereunder shall be made by the Company. For Participants who are not Key Employees and who also are participants in any defined benefit plan maintained by the Company, the minimum benefit required under the defined benefit plan shall apply in lieu of the minimum contribution hereunder.

         12.5 ANTI-CUTBACK PROVISIONS. In the event that the Top-Heavy Plan provisions come into effect, no amendment to the vesting provisions shall deprive a Participant of his nonforfeitable right accrued to the date such provisions come into effect. This requirement shall also apply to any amendment to the vesting provisions made as a result of a Top-Heavy Plan ceasing to be a Top-Heavy Plan. Upon any amendment to the vesting provisions, each Participant with at least two (2) years of vesting Service with the Company may elect to have his nonforfeitable percentage computed under the Plan without regard to such amendment. Each Participant so entitled shall be given a period of not less than sixty (60) days following the latest of the effective date of the amendment or the date written notice of said amendment is furnished to the Participant in which he may make the election outlined herein. Such election shall be made in writing to the Committee.

         12.6 AGGREGATION RULES. Notwithstanding anything to the contrary herein, this Plan shall not be considered a Top-Heavy Plan if it is part of either a required aggregation group or a permissive aggregation group and such aggregation group is not top-heavy. An aggregation group will be considered top- heavy if the sum of the present value of accrued benefits and account balances of Key Employees is more than sixty percent (60%) of the sum of the present value of accrued benefits and account balances for all Employees.

         The required aggregation group of a company includes (a) each plan of a company in which a Key Employee participates, (b) each other plan of the company that enables a plan covering a Key Employee to meet the nondiscrimination requirements of Code Sections 401(a)(4) and 410, and (c) each plan of a company which has been terminated in the five (5) Plan Years immediately preceding the determination date. Each plan in a required aggregation group will be top-heavy if the group is top-heavy. No plan in a required aggregation group will be top-heavy if the group is not top-heavy.

         A permissive aggregation group consists of plans that are required to be aggregated plus one or more plans (providing comparable benefits or contributions) that are not required to be aggregated, all of which, when taken together, meet the requirements of Code Sections 401(a)(4) and 410. If a permissive aggregation group is top-heavy, only those plans that are part of an underlying top-heavy required aggregation group are top-heavy. No plan in a permissive aggregation group will be top-heavy if the group is not top-heavy.

                                  ARTICLE XIII

                                TRUST PROVISIONS

         13.1    GENERAL.

                 (a) Pursuant to the Plan, the Company hereby creates and establishes a Trust to be known as the Information Resources, Inc. 401(k) Retirement Savings Trust.

                 (b) The Plan shall be administered by the Company as provided for in the Plan and the Trustee shall not be responsible for the administration of the Plan.

                 (c) The Company, as provided in the Plan, may allocate fiduciary responsibilities among fiduciaries of this Plan and Trust. A fiduciary shall be responsible only for the duties and responsibilities allocated to him.

         13.2    CONTRIBUTIONS TO THE TRUST FUND.

         The Company shall, from time to time, make contributions to the Trustee as provided in the Plan. The Trustee shall be accountable to the Company for all contributions received from the Company but the Trustee shall have no duty to see that the contributions received comply with the provisions of the Plan, nor shall the Trustee be obliged or have any right to enforce or collect any contribution from the Company or otherwise see that the funds are deposited according to the provisions of the Plan. Nor shall the Trustee be responsible for establishing a funding policy for the Plan.

         13.3    PAYMENTS FROM THE TRUST FUND.

                 (a) Payments of benefits under the Plan shall be made from the Trust Fund by the Trustee to such persons, or accounts, in such manner, at such times and in such amounts as the Committee may in writing from time to time direct. The Trustee shall be fully protected in making payments out of the Trust Fund in accordance with such written directions.

                 (b) If any payment or distribution directed to be made from the Trust Fund is not claimed, the Trustee shall notify the Committee of that fact promptly. The Trustee shall have no obligation to search for or ascertain the whereabouts of any payee or distributee of benefits from the Trust Fund.

         13.4    THE TRUST FUND.

         Unless the context clearly implies or indicates the contrary, the term Trust Fund comprises all property of any kind held by the Trustee from time to time pursuant to this agreement. With respect to the Trust Fund, the Trustee shall have the following powers and rights, in addition to those vested in it elsewhere in this Agreement or by law:

                 (a) To invest the Trust Fund in such bonds, notes, debentures, mortgages, equipment trust certificates, investment trust certificates, preferred or common stock, insurance and annuity contracts, common or collective trust funds, shares of registered investment companies, including any registered investment company advised by the Harris Trust and Savings Bank or its affiliates (including, specifically, HT Insight Funds, Inc.), provided the provisions of Prohibited Transaction Class Exemption #77-4 and other applicable laws or regulations are adhered to), or in such other property, real or personal, as the Trustee may deem advisable, with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. In addition, the Trustee is specifically authorized to deposit any part or all of the money and property of this trust with Harris Trust and Savings Bank, Chicago, Illinois as Trustee of the HARRIS TRUST AND SAVINGS BANK TRUST FOR COLLECTIVE INVESTMENT OF EMPLOYEE BENEFIT ACCOUNTS, restated by Declaration of Trust, effective August 31, 1993, and as amended, to be held and administered by the trustee pursuant to all terms and conditions of such Declaration of Trust which is hereby incorporated by reference and made a part hereof. The Trustee may hold a reasonable portion of the Trust Fund in cash to provide for the payment of current expenses and benefits under this Trust and otherwise as permitted by law, and may deposit any cash so held in its banking department without liability to the Trust Fund for interest thereon; the Harris Trust and Savings Bank, as Plan Trustee, shall have the power and authority to invest plan assets in deposits in itself or in its affiliates, which deposits shall bear a reasonable rate of interest;

                 (b) To manage, sell, contract to sell, grant options to purchase, convey, exchange, transfer, abandon, improve, repair, insure, lease for any term even though commencing in the future or extending beyond the term of the Trust, and otherwise deal with all property, real or personal, in such manner and on such terms and conditions as the Trustee may decide; and no person dealing with the Trustee shall be required to see to the application of any money or property delivered to the Trustee or to inquire into the validity or propriety of any transaction with the Trustee;

                 (c) To borrow such sum or sums from time to time as the Trustee considers necessary or desirable and in the best interest of the Trust Fund, and for that purpose to mortgage or pledge any part of the Trust Fund; provided that the consent of the Company has first been obtained;

                 (d) To compromise, contest, arbitrate or abandon claims or demands by or against the Trust Fund;

                 (e) To have, with respect to the Trust Fund, all of the rights of an individual owner, including the power to give proxies, to participate in voting trusts, mergers, consolidations, foreclosures, reorganizations or liquidations, and to exercise or sell stock subscription or conversion rights;

                 (f) To hold any securities or other property in the name of the Trustee or its nominee, or in such form as it deems best, with or without disclosing the trust relationship;

                 (g) To retain any funds or property subject to any dispute without liability for payment of interest, or to withhold payment or delivery thereof until final adjudication of the dispute by a court of competent jurisdiction;

                 (h) To begin, maintain or defend any litigation necessary in connection with the administration of the Plan and Trust, and the Company shall indemnify the Trustee against all expenses and liabilities sustained or anticipated by it by reason thereof;

                 (i) To pay out of any benefit distributable from the Trust Fund any estate, inheritance, income or other tax, charge or assessment attributable thereto, but the Trustee shall give the Company notice of its intention to make such payments as far in advance as may be practicable, and shall defer such payments if the Company so requests and indemnifies the Trustee to its satisfaction in the premises. The Company and the Trustee, or either, before making payment of any benefit, may require such release or other documents from any lawful taxing authority and such indemnity from the intended payee as they respectively consider necessary for their protection;

                 (j) To buy, sell and exercise call and put options on the following; stocks, fixed income securities, stock and fixed income indices, and stock index and interest rate futures contracts; provided that such options must be traded on a regulated exchange and counterbalanced against appropriate stock, fixed income or cash reserve positions held by the Trustee;

                 (k) To buy and sell interest rate and stock index futures contracts traded on a regulated exchange which are offset by cash reserves or counterbalanced against appropriate fixed income or stock positions held by the Trustee;

                 (l) To engage in the lending of securities to banks and broker-dealers approved by the Trustee, pursuant to regulations of the Department of Labor and any other applicable regulatory authority;

                 (m) To deposit securities with a clearing corporation as defined in Article 8 of the Illinois Uniform Commercial Code. The certificates representing securities, including those in bearer form, may be held in bulk form with, and may be merged into, certificates of the same class of the same issuer which constitute assets of other accounts or owners, without certification as to the ownership attached. Utilization of a book-entry system may be made for the transfer or pledge of securities held by the Trustee or by a clearing corporation. The Trustee shall at all times, however, maintain a separate and distinct record of the securities owned by the Trust Fund;

                 (n) To participate in and use the Federal Book-entry account System, a service provided by the Federal Reserve Bank for its member banks for deposit of Treasury securities;

                 (o) To employ agents, experts and counsel and to delegate discretionary powers to, and reasonably rely upon information and advice furnished by, such agents, experts and counsel; and

                 (p) To perform any and all other acts in its judgment necessary or appropriate for the proper and advantageous management, investment and distribution of the Trust Fund.

                 (q) To make loans to Participants as directed by the Company.

         13.5    PAYMENT OF EXPENSES.

         All reasonable costs, charges and expenses incurred by the Trustee in connection with the administration of the Trust, including such reasonable compensation of the Trustee as may be agreed upon from time to time between the Company and the Trustee, shall be paid from the Trust Fund unless paid or advanced by the Company. The Trustee shall also pay such expenses in connection with the administration of the Plan as may be directed in writing by the Company and shall be fully protected in making such payments pursuant to written directions of the Company.

         13.6    ACCOUNTS.

                 (a) The Trustee shall maintain accurate and detailed records and accounts of all investments, receipts, disbursements and other transactions hereunder; and all accounts, books and records relating thereto shall be open at all reasonable times to inspection and audit by such person or persons as the Company may designate.

                 (b) The Trustee shall submit to the auditors for the Company or to anyone the Company designates, such valuations, reports or other information as they may reasonably require.

                 (c) All monies and other property and the income therefrom shall be held and invested as a single fund.

                 (d) The Trustee shall establish and maintain for operational and accounting purposes such other accounts and records as the Company and the Trustee may form time to time consider necessary.

                 (e) In no event shall the maintenance of any account or record by the Trustee mean that any person shall have an interest in any specific asset of the Trust Fund.

                 (f) Within ninety days following the close of each calendar year (or following the close of such other annual period as may be agreed upon by the Trustee and the Company) and as often as may reasonably be requested by the Company, the Trustee shall file with the Company a written account setting forth a description of all securities and other property purchased and sold, and all receipts, disbursements and other transactions effected by it during such annual or shorter period, and showing the securities and other properties held at the end of such period, and their fair market value.

                 (g) The Company may approve such accounting by written notice of approval delivered to the Trustee or by failure to express objection to such accounting in writing delivered to the Trustee within six months from the date upon which the accounting was delivered to the Company.

                 (h) Upon the receipt of a written approval of the accounting, or upon the passage of the period of time within which objection may be filed without written objections having been delivered to the Trustee, such accounting shall be deemed to be approved, and the Trustee shall be released and discharged as to all items, matters and things set forth in such account, as fully as if such accounting had been settled and allowed by decree of a court of competent jurisdiction in an action or proceeding in which the Trustee, the Company and all persons having or claiming to have any interest in the Trust Fund or under the Plan were parties. If the Trustee and the Company cannot agree with respect to any act or transaction reported in any statement, the Trustee shall have the right to have its accounts settled by judicial proceedings, in which event only the Trustee and the Company shall be necessary parties.

         13.7    PROTECTION OF THE TRUSTEE.

                 (a) The Trustee shall not be obligated to inquire whether any payee of funds or any distributee of benefits designated by the Company is entitled thereto or whether any payment, allocation or distribution directed or authorized by the Company is proper, or within the terms of this Agreement or the Plan, and shall not be accountable for any payment, allocation or distribution made by the Trustee in good faith on the order or direction of the Company. The Trustee shall not be liable or responsible for any payment made by it in good faith without actual notice or knowledge of the changed condition or status of the payee.

                 (b) Evidence required of anyone under the Plan or this Agreement may be by certificate, affidavit, document or other information which the person acting in reliance thereon may consider pertinent, reliable and genuine, and to have been signed, made or presented by the proper party or parties, except that any action required to be taken by the Company shall be by resolution of its Board of Directors or by a person authorized by resolution of its Board of Directors. The Committee appointed under the terms of the Plan to administer the Plan, or any member of the Committee, or any other person, may by authorized by resolution of the Company's Board of Directors to act on behalf of the Company. The Trustee shall not recognize or take notice of an appointment of any representative of the Company unless and until the Company shall have notified the Trustee in writing of such appointment and the extent of such representative's authority. The Trustee may assume that such appointment and authority continue in effect until it receives written notice to the contrary from the Company. Any action taken or omitted to be taken by the Trustee by authority of any representative of the Company within the scope of his authority shall be as effective for all purposes hereof as if such action or nonaction had been authorized by the Company. The Trustee, the Company and any representative of the Company shall each be fully protected in acting and relying upon any evidence described in this section.

                 (c) The Trustee shall have no power, authority or duty with respect to the determination of the rights or interests of any persons in and to the Trust Fund or under the Plan nor to examine into the determination of any right or interest.

         13.8    RESIGNATION, REMOVAL AND SUCCESSION OF TRUSTEE.

                 (a)      Any Trustee may resign at any time by giving thirty
                          (30) days prior written notice to the Company.

                 (b) The Company may remove the Trustee at any time by giving thirty (30) days prior written notice to the Trustee being removed. The Company shall fill any vacancy in the office of the Trustee, howsoever caused.

                 (c) Each successor Trustee shall succeed to the title to the Trust Fund vested in its predecessor, without the signing or filing of any further instrument, but any resigning or removed Trustee shall execute all documents and do all acts necessary to vest such title of record in any successor Trustee. Each successor Trustee shall have and enjoy all powers, both discretionary and ministerial, of its predecessor. No successor Trustee shall be personally liable for any act or failure to act of any predecessor Trustee; and, with the approval of the Company, a successor Trustee may accept the account rendered and the property delivered to it by its predecessor Trustee as a full and complete discharge to the predecessor Trustee without incurring any liability or responsibility for so doing.

         13.9    TERMINATION.

                 (a) This Trust shall terminate upon the first to occur of the following:

                          (i) Thirty (30) days after the receipt by the Trustee of written notice of such termination from the Company;

                          (ii) The date the Company shall be judicially declared bankrupt or insolvent;

                          (iii)   The dissolution, consolidation or
                                  reorganization of the Company, or the sale by the Company of all or substantially all of its assets without provision for continuing this Trust, except that in any such event provision may be made for the continuance of this Trust by any successor to the Company or any purchaser of all or substantially all of its assets, and in that event such successor or purchaser shall be substituted for the Company hereunder.

                 (b) Upon termination of this Trust the Trustee shall first reserve such reasonable amounts as it may deem necessary to provide for the payment of any expenses then or thereafter chargeable to the Trust Fund. Subject to such reserve, the balance of the Trust Fund shall be liquidated and distributed by the Trustee to or for the benefit of the employees or former employees of the Company, or their beneficiaries, as directed by the Company, after compliance with any requirements of ERISA, as amended from time to time, or other applicable law. The Company shall have full responsibility to see that such distribution is proper and within the terms of the Plan and Trust. The Company shall secure any necessary governmental approval for such termination, and shall send a copy of such approval to the Trustee before any disbursements are to be made. Such distribution may be effected by payment in cash, the maintenance of another or substituted trust fund, by the purchase of insured annuities or otherwise. The Company shall have no beneficial interest in the Trust Fund either during its continuance or upon termination of the Trust.

                 (c) Upon termination of the Trust, the Trustee shall continue to have such of the powers provided in this Agreement as are necessary or desirable for the orderly liquidation and distribution of the Trust Fund.

         13.10   AMENDMENT.

         This Agreement may be amended by the Company at any time and from time to time in whole or in part by an instrument in writing executed by the Company and delivered to the Trustee; provided that no amendment shall cause any part of the Trust Fund to be used for or diverted to or for the benefit of anyone other than the employees or retired employees of the Company or their beneficiaries; and provided further that the rights, duties or responsibilities of the Trustee shall not be substantially changed without its written consent.

         13.11   FIDUCIARY RESPONSIBILITY AND LIABILITY.

                 (a) In carrying out its responsibilities under the Trust, the Trustee and any other fiduciary hereunder shall act solely in the interest of the participants and beneficiaries and with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. The Trustee shall be a fiduciary to the Plan to the extent that the Trustee performs the duties of a fiduciary to the Plan, as that term in defined in ERISA.

                 (b) In determining whether the requirements of prudence and diversification stated in Sections 404(a)(1)(B) and (C), respectively, of ERISA have been met, all the investments of the Trust Fund shall be considered in their entirety, and the portion managed by the Trustee hereunder shall be only one consideration in making such a determination. If one or more investment managers in addition to the Trustee are appointed, the Company so appointing shall be responsible for seeing that the requirement of proper diversification of the total plan assets mentioned above has been met, and neither the Trustee nor any investment manager shall have any such responsibility therefore.

                 (c) To the maximum extent allowed by ERISA, the Trustee shall be indemnified and saved harmless by the Company, from and against any and all liability to which the Trustee shall be subjected by reason of carrying out any directions of the Company, Committee or any authorized person made in accordance with this Agreement, including all expenses reasonably incurred in its defense if the Company fails to provide such defense. The Company's obligation to indemnify the Trustee under this Agreement shall survive the termination of the Trust or removal of the Trustee with respect to any act or omission by the Trustee arising under or in connection with this Trust Agreement.

         13.12   NONALIENATION OF BENEFITS.

         Except as provided by law or by court order, in no event shall the Trustee pay over or assign any part of an employee's or his beneficiary s interest in the Trust which is payable, distributable, or credited to his account, to any assignee or creditor of such employee. Prior to the time of distribution specified herein, neither an employee nor his legal representative shall have any right, by way of anticipation or otherwise, to assign or in any manner dispose of any interest in the Trust; and every attempted assignment or other disposition of such interest in the Trust shall not be merely voidable but absolutely void.

         13.13   GOVERNING LAWS.

         To the extent that ERISA does not do so, the laws of the State of Illinois shall govern, control and determine all questions arising with respect to this Agreement and the validity, interpretation and performance of its provisions.

         13.14   COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, each of which shall be considered as an original, and no other counterparts need be produced.

         13.15   LIMIT OF TRUSTEE'S RESPONSIBILITY.

         The Company shall deliver to the Trustee a certified or executed copy of the Plan and Trust and of any amendments thereto for convenience of reference, and the rights, powers and duties of the Trustee shall be governed only by the terms of this Article XIII without reference to the other provisions of the Plan and Trust.

         13.16   WAIVER OF NOTICE.

         Any notice required hereunder may be waived by the person entitled thereto.

         13.17   GENDER AND NUMBER.

         Where the context admits, words in the masculine gender shall include the feminine and neuter genders, the singular shall include the plural, and the plural shall include the singular.

         13.18   HEADINGS.

         The headings of Sections of this Article XIII are for convenience of reference only and shall have no substantive effect on the provisions of this Plan and Trust.

         13.19   SEVERABILITY.

         In the event any provision of this Trust Agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Trust Agreement, and the Trust Agreement shall be construed and enforced as if such illegal or invalid provisions had never been contained therein.

                                  ARTICLE XIV

                    ADOPTION BY SUBSIDIARIES AND AFFILIATES

         14.1 ADOPTION BY SUBSIDIARIES AND AFFILIATES. Any employer which is a subsidiary or affiliate of the Company may adopt the Plan by instrument to that effect, and thereafter, if such adoption is consented to by the Board of Directors, such employer shall be treated as a Company under the Plan.

         14.2 DELEGATION OF AUTHORITY. Each such adopting employer hereby irrevocably grants to the Board of Directors full and exclusive authority to exercise all of the powers conferred on the Company by the terms of the Plan and to take or refrain from taking any and all action which such employer might otherwise take or refrain from taking with respect to the Plan, including the exclusive power to amend or terminate the Plan, to appoint the Committee and Trustees, and to exercise, enforce or waive any rights whatsoever which such employer might otherwise have with respect to the Plan, and each such employer, by adopting the Plan, irrevocably appoints the Board of Directors as its agent for those purposes.

                                   ARTICLE XV

                             LOANS TO PARTICIPANTS

         15.1 LOANS TO PARTICIPANTS. Upon written application to the Loan Administrator by a Participant hereunder, specifying the reason therefore, the Loan Administrator may, in the Loan Administrator's sole discretion, grant a loan or loans to such Participant from such Participant's 401(k) Account, Matching Contribution Account, and Rollover Contribution Account, if any, upon such terms, interest and conditions as the Loan Administrator deems appropriate, with uniform, and nondiscriminatory application to all Participants, provided, however, that:

                 (a) The Loan Administrator shall determine, in its sole discretion, that such loan is for a lawful purpose and that the making of such loan is not prohibited under any applicable rule or statute or regulation governing the treatment of loans to Participants; and that the Participant's spouse (if any) consents in writing to such loan or loans.

                 (b) The Loan Administrator shall determine a reasonable rate of interest. The rate of interest to be charged for such loan or loans shall be the prime rate, plus 1%, which interest shall be payable contemporaneously with payments of principal. The Loan Administrator may contact Harris Trust and Savings Bank to determine what Harris Trust and Savings Bank considers as its prime interest rate on a particular date; however, the Loan Administrator shall be responsible for the final determination of a reasonable interest rate for each loan.

                 (c) The aggregate amount loaned to a Participant shall not exceed the lesser of fifty thousand dollars ($50,000) or fifty percent (50%) of such Participant's then vested interest in his 401(k) and Matching Contribution Accounts and Rollover Contribution Account, if any, as of the Valuation Date next preceding the date of such loans. The $50,000 limit shall be reduced by the difference between (i) the Participant's highest outstanding loan balance of the prior twelve (12) months and (ii) the outstanding balance at the time the new loan is made.

                 (d) The Participant shall execute a customary form of promissory note which shall:

                          (i) create in the Trust a valid first lien against the Participant's entire right, title and interest in and to his 401(k) and Matching Contribution Accounts in the Plan subject to the restrictions and requirements of Department of Labor Regulations Section 2550.408b-

                                  1(f)(2) and its successor provisions;

                          (ii)    provide for a maturity date not to exceed five
                                  (5) years from the date of said note, and for repayment of principal in equal installments, not less frequently than quarterly; provided however that if the Loan Administrator shall determine, at the time that the loan is made, that the proceeds of such loan are to be used for the purpose of purchasing property which is used, or is intended to be used within a reasonable time after the loan is made, as the principal residence of the Participant, then said note may provide for a maturity date not to exceed twenty (20) years from the date of said note;

                          (iii) provide a right upon default in payment or otherwise, to accelerate (with or without notice) the unpaid indebtedness and to satisfy the amount of such unpaid indebtedness from any distribution then due; and

                          (iv) provide a right upon termination of the Participant's employment or other event permitting or requiring distribution, to accelerate (with or without notice) the unpaid indebtedness and to satisfy the amount of such unpaid indebtedness from any benefits payable or distributable to the Participant, his Beneficiary or his estate, as the case may be.

                 (e) Only one (1) such loan shall be outstanding at any time as it affects a Participant hereunder.

                 (f) The Participant's spouse consents, in writing and witnessed by a notary public or officer of the Company, to the loan in the event the Participant is married on the date the loan is to be made.

                 (g) Loan Administration Expenses. Each time a Participant obtains a loan under this Article XV, such Participant will be charged a fee not exceeding the actual and reasonable costs incurred by the Plan in connection with the loan. The amount of any fee charged to a Participant pursuant to this Section 15.1(g) must be paid either (a) by the Participant at or prior to the time the loan is made or (b) out of the proceeds of the loan. The amount of fees to be charged to Participants pursuant to this section 15.1(g) may be adjusted periodically by the Loan Administrator.

         In no event shall the Loan Administrator grant any loan hereunder for an amount which is less than one thousand dollars ($1,000). To the extent required by law, the repayment by a Participant of a loan or loans made pursuant to this Section 15.1 shall be taken into account for purpose of calculating the Annual Additions to such Participant's accounts.

         15.2    LOAN ACCOUNTS.   Each loan made to a Participant hereunder
shall be a loan by the Fund; provided, however, that for Fund accounting purposes, the loan shall be deemed made from the Participant's own 401(k) Account and next from the Matching Contribution Account. The note executed by the Participant shall be deemed to be an asset of his respective accounts as hereinafter provided. Upon making a loan hereunder, the borrowing Participant s respective accounts shall be reduced by an amount equal to the principal balance of the loan made to such Participant, effective as of the immediately preceding Valuation Date, and a Loan Account shall be established for each borrowing Participant with an initial balance equal to the principal amount of such Participant's loan. All such Loan Accounts shall be excluded for purposes of determining the net earnings (or losses) of the Fund and for purposes of the allocation of such earnings (or losses) pursuant to Section 6.1(d) hereof. A borrowing Participant's payment of principal and interest shall be credited to his respective accounts on the Valuation Date coincident with or next following the Trustee's receipt of such payment, and on each such Valuation Date, the Loan Account of each Participant shall be reduced by the amount of the principal payment credited to such borrowing Participant's accounts on such date.

         15.3 INTERIM LOAN PAYMENTS. The Loan Administrator may establish a means pursuant to which a Participant may make loan repayments by payroll deduction or other periodic payments. Such periodic payments may be accumulated in an interest-bearing account, and the accumulated payments, plus interest earned thereon, shall be applied against the loan as of each Valuation Date.

                                  ARTICLE XVI

                                 MISCELLANEOUS

         16.1 INFORMATION TO BE FURNISHED BY PARTICIPANTS. Participants must furnish to the Committee such evidence, data or information as the Committee considers necessary to carry out the Plan. The benefits of the Plan for each person are on the condition that they furnish prompt, true and complete evidence, data and information requested by the Committee.

         16.2 EVIDENCE. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties. Any notice required under the Plan may be waived by the person entitled to such notice, provided that all Participants similarly situated are treated uniformly.

         16.3 EMPLOYMENT RIGHTS. The Plan does not constitute a contract of employment, and participation in the Plan will not give any Employee the right to be retained in the employ of the Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

         16.4 NONALIENATION OF BENEFITS. No benefits payable under the Plan shall be subject in any manner to attachment, anticipation, alienation, sale, transfer, pledge, encumbrance or charge, and any attempt to so attach, anticipate, alienate, sell transfer, pledge, encumber or charge shall not be recognized. No benefit payable under the Plan shall be subject in any manner to the debts, contract, liabilities, engagements, or torts of any person, except as may be required by law.

         Notwithstanding anything to the contrary specified herein, in the case of a qualified domestic relations order as defined in Section 414(p) of the Code, the Committee should adopt such procedures and comply with such order in accordance with the provisions of Section 414(p) of the Code. If a qualified domestic relations order requires that payment be made to an alternate payee prior to the date of the Participant's earliest retirement age as defined in section 414(p)(4)(B) of the Code and section 206(d)(3)(E)(ii) of ERISA, a distribution may be made out of the Plan to such alternate payee in accordance with the terms of the qualified domestic relations order.

         16.5 QUALIFICATION. The Company shall apply for a ruling by the United States Treasury Department that the Plan is qualified under Section 401(a) and 401(k) and that the fund is exempt from Federal income taxation under
Section 501(a) of the Code. Any modification or amendment of the Plan may be retroactive, as necessary or appropriate, to maintain such qualification and exemption.

         16.6 TERMINOLOGY. Except as otherwise indicated by the context, any masculine terminology used herein shall also include the feminine and the neuter, and the definition of any term in the singular may include the plural.

         16.7 APPLICABLE LAWS. Subject to the provisions of ERISA, the Plan shall be construed, administered and governed under and by the laws of the State of Illinois.

         16.8 CONTEXT TO CONTROL. The headings of the sections are included solely for convenience of reference, and if there is any conflict between headings and the text of this Plan, the text shall control.

         IN WITNESS WHEREOF, Information Resources, Inc. has caused this Amended and Restated Plan and Trust to be executed by its officers thereunto duly authorized and its corporate seal affixed and attested and the Trustees have done the same this ______________ day of _________________, 1995.

                                       INFORMATION RESOURCES, INC.



                                       By:
                                           -------------------------------

ATTEST:
        --------------------
(Seal)




                                       TRUSTEES

                                       HARRIS TRUST AND SAVINGS BANK



                                       By:
                                           -------------------------------


                                       By:
                                           -------------------------------



                                       By:
                                           -------------------------------



ATTEST:
        --------------------
(Seal)